                                                                    EXHIBIT 10.1


                           ASSET PURCHASE AGREEMENT

                                 by and among

                             SCP POOL CORPORATION,

                       SOUTH CENTRAL POOL SUPPLY, INC.,

                             THE B-L NETWORK, INC.

                                      and

                                 BIO-LAB, INC.


                              September 26, 1996

                               TABLE OF CONTENTS
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ARTICLE I
  PURCHASE AND SALE OF THE ASSETS............................................  1
    1.1   Asset Purchase.....................................................  1
    1.2   Purchase Price.....................................................  4
    1.3   Inventory..........................................................  4
    1.4   Closing Transactions...............................................  6

ARTICLE II
  CONDITIONS TO CLOSING......................................................  7
    2.1   Conditions to Buyer's Obligations..................................  7
    2.2   Conditions to the Seller's Obligations at the Closing..............  9

ARTICLE III
  COVENANTS PRIOR TO CLOSING................................................. 11
    3.1   Affirmative Covenants of Seller.................................... 11
    3.2   Negative Covenants of Seller....................................... 12
    3.3   Exclusivity........................................................ 13
    3.4   Covenants of Buyer................................................. 13

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF SELLER................................... 14
    4.1   Organization and Corporate Power................................... 14
    4.2   Authorization of Transactions...................................... 14
    4.3   Subsidiaries; Investments.......................................... 15
    4.4   Absence of Conflicts............................................... 15
    4.5   Financial Statements............................................... 15
    4.6   Absence of Undisclosed Liabilities................................. 16
    4.7   Absence of Certain Developments.................................... 16
    4.8   Title to Properties................................................ 18
    4.9   Environmental and Safety Matters................................... 19
    4.10  Taxes.............................................................. 21
    4.11  Contracts and Commitments.......................................... 21
    4.12  Proprietary Rights................................................. 22
    4.13  Litigation; Proceedings............................................ 23
    4.14  Brokerage.......................................................... 23
    4.15  Governmental Licenses, Permits and Consents........................ 23
    4.16  Employees.......................................................... 23
    4.17  Employee Benefit Plans............................................. 24
    4.18  Affiliate Transactions............................................. 24
    4.19  Compliance with Laws............................................... 25
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    4.20  Inventory.......................................................... 25
    4.21  Closing Date....................................................... 25

ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF BUYER.................................... 25
    5.1   Corporate Organization and Power................................... 25
    5.2   Authorization...................................................... 26
    5.3   No Violation....................................................... 26
    5.4   Governmental Authorities and Consents.............................. 26
    5.5   Brokerage.......................................................... 26
    5.6   Closing Date....................................................... 26

ARTICLE VI
  TERMINATION................................................................ 27
    6.1   Termination........................................................ 27
    6.2   Effect of Termination.............................................. 27

ARTICLE VII
  SURVIVAL; INDEMNIFICATION.................................................. 28
    7.1   Survival; Etc...................................................... 28
    7.2   Indemnification.................................................... 28
    7.3   General Qualifications on Indemnification.......................... 31
    7.4   Arbitration Procedure.............................................. 31
    7.5   Remedies........................................................... 32

ARTICLE VIII
  ADDITIONAL AGREEMENTS...................................................... 32
    8.1   Employees and Employee Benefit Plans............................... 32
    8.2   Press Releases and Announcements................................... 34
    8.3   Further Agreements and Transfers................................... 34
    8.4   Change of Name..................................................... 34
    8.5   Tax Matters........................................................ 34
    8.6   Transition Assistance.............................................. 35
    8.7   Investigation and Confidentiality.................................. 35
    8.8   Expenses........................................................... 36
    8.9   Waiver of Compliance with Bulk Sales Laws.......................... 36
    8.10  Collection of Accounts Receivable.................................. 37
    8.11  Prorations......................................................... 39
    8.12  Financial Information.............................................. 40
    8.13  Guarantees......................................................... 40
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                                      -ii-

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    8.14  Underground Storage Tanks.......................................... 41
    8.15  Customer Rebates................................................... 42
    8.16  Petty Cash......................................................... 42
    8.17  Sta-Rite........................................................... 43

ARTICLE IX
  MISCELLANEOUS.............................................................. 43
    9.1   Amendment and Waiver............................................... 43
    9.2   Notices............................................................ 43
    9.3   Binding Agreement; Assignment...................................... 45
    9.4   Severability....................................................... 45
    9.5   No Strict Construction............................................. 45
    9.6   Captions and Headings.............................................. 45
    9.7   Entire Agreement................................................... 45
    9.8   Counterparts....................................................... 46
    9.9   Governing Law...................................................... 46
    9.10  Parties in Interest................................................ 46

ARTICLE X
  CERTAIN DEFINITIONS........................................................ 46
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                                     -iii-

                            ASSET PURCHASE AGREEMENT

     AGREEMENT made as of September 26, 1996 by and among South Central Pool Supply, Inc., a Delaware corporation ("Buyer"), The B-L Network, Inc., a Delaware corporation ("Seller"), and, for purposes of Sections 3.3 and 8.13(a) only, Bio-Lab, Inc., a Delaware corporation ("Bio-Lab"), and, for purposes of
Section 8.13(b) only, SCP Pool Corporation, a Delaware corporation ("SCP Pool"). Certain capitalized terms used herein are defined in Article X hereof.

     Subject to the terms and conditions set forth in this Agreement, Buyer desires to acquire from Seller and Seller desire to sell to Buyer certain of its assets used in or necessary to its business or operations and certain of Seller's related liabilities as specifically provided herein, except for certain excluded assets as specifically provided herein. The business of Seller as presently conducted, which generally is the wholesale distribution of swimming pool and spa chemicals and equipment, is hereinafter referred to as the "Business."

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                        PURCHASE AND SALE OF THE ASSETS

     1.1   ASSET PURCHASE.

     (a) Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.4 below), Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer, all business, properties, assets, rights and interests of every kind and nature, whether tangible or intangible, and wherever located and by whomever possessed, owned by Seller as of the Closing Date (as defined in Section 1.4 below), but excluding all Excluded Assets as defined in subsection
(b) below (the "Purchased Assets"), free and clear of all Liens, including, without limitation, the following:

     (i)   all finished goods inventory (the, "Inventory");

     (ii) all prepayments, prepaid expenses, deposits and other tangible prepaid assets;

     (iii) all real property and all fixed assets, including machinery, equipment, trucks, tractors, trailers, tools, spare parts, supplies, pallet racks, office furniture, copiers, fax machines, telephone systems, computer equipment, fixtures and leasehold improvements and other tangible personal property;

     (iv) all cleaning, office and printing supplies, catalogs, and other trade literature;

     (v)   all Proprietary Rights (as defined in Section 4.12 below);

     (vi) subject to the provisions of Section 1.1(b) below, all rights existing under leases, contracts, licenses, supply and distribution agreements, sales and purchase agreements and orders and other agreements;

     (vii) to the extent transferable, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, including without limitation, those obtained pursuant to Environmental and Safety Requirements;

     (viii) subject to the provisions of Section 8.10 below, all rights to receive and retain mail and other communications;

     (ix) all lists and records pertaining to customers, suppliers, distributors, agents and, to the extent permitted by applicable law, personnel and all other books, ledgers, files, documents, correspondence, drawings and specifications, computer programs and business records of every kind and nature;

     (x) all creative materials (including, without limitation, photographs, films, art work, color separations and the like), advertising and promotional materials and all other printed or written materials; and

     (xi) all goodwill as a going concern of Seller, all goodwill associated with the Purchased Assets and all other intangible property of the Seller.

     (b) Excluded Assets. Notwithstanding the foregoing, the following assets (the "Excluded Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not Purchased Assets:

     (i) all cash and cash equivalents, bank deposits and marketable and other investment securities;

     (ii) the properties and assets listed on Schedule 1.1(b)(ii) attached hereto;

     (iii)  all rights under the contracts, leases and agreements listed on
Schedule 1.1(b)(iii) attached hereto ("Excluded Agreements");

     (iv) all Pre-Closing Accounts Receivable (as defined in Section 8.10) and actions or proceedings commenced in connection therewith in existence as of the Closing Date;

     (v) all monies to be received by Seller from Buyer and all other rights of Seller under this Agreement; and

     (vi) Seller's corporate charter and all qualifications of Seller to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and blank stock certificates and other documents relating to the organization, maintenance and existence of Seller as a corporation.

          (c) Assumed Liabilities. On the terms and subject to the conditions specified in this Agreement, at the Closing, Buyer will assume and agree to pay, perform and discharge when due, subject to Buyer's right to dispute the obligations in good faith, (i) all of the Seller's obligations under the agreements, leases, contracts and commitments indicated with a notation that such obligation is to be assumed by Buyer on Schedule 4.8 and Schedule 4.11 attached hereto (the "Assumed Contracts"), and under sales and purchase orders entered into in the ordinary course of business (other than obligations resulting from, arising out of, relating to, in the nature of, or caused by, breach of contract, breach of warranty, tort, infringement, or violation of law, relating to facts or circumstances existing prior to the Closing Date), but in each case only to the extent that such agreements, leases, contracts, commitments and sales and purchase orders constitute Purchased Assets and have been validly assigned to Buyer hereunder or Buyer is otherwise able to assume the benefits thereof and (ii) Seller's rebate obligations entered into with its customers prior to the Closing Date and earned prior to and after the Closing; provided that with respect to each customer Buyer shall assume and be required to pay only such amounts earned prior to the Closing to the extent Seller pays to Buyer the Seller's Rebate Obligation with respect to such customer in accordance with Section 8.15. The items in clauses (i) and (ii) above are collectively referred to herein as the "Assumed Liabilities." Schedule 1.1(c) attached hereto specifies Seller's customer rebate programs entered into with, or extended to, customers on or prior to September 19, 1996 and the amount of such customer rebates earned through such date. Within 45 business days after the Closing Date, Seller will provide to Buyer a revised Schedule 1.1(c) to reflect the earned customer rebates as of the Closing Date based on total sales prior to the Closing Date by Seller to such customer (with respect to each such customer, "Seller's Pre-Closing Sales") during the current program period set forth opposite such customer's name on Schedule 1.1(c) (such customer's "Program Period").

          (d) Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement or otherwise, Buyer will not assume or in any way become liable for Seller's debts, Taxes, liabilities or obligations of any nature whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and whether related to the Purchased Assets or otherwise, and regardless of when or by whom incurred, other than the Assumed Liabilities and any liabilities or obligations of any nature whatsoever to the extent such liabilities or obligations are caused by or arise out of Buyer's use of the Purchased Assets or operation of the Business after the Closing (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, Excluded Liabilities shall include, without limitation, all liabilities and obligations arising under Environmental and Safety Requirements relating to Seller, the Purchased Assets, or the Business and relating to facts or circumstances existing prior to the Closing Date. A non-exclusive list of such environmental Excluded Liabilities that are known as of the Closing Date is set forth on
Schedule 1.1(d).

          1.2  PURCHASE PRICE.

          (a) The total purchase price payable by Buyer to Seller for the Purchased Assets (the "Purchase Price") shall be (i) the assumption by Buyer of the Assumed Liabilities plus (ii) an amount equal to the Fixed Asset Purchase Price and the Actual Inventory Purchase Price, and shall be payable in the manner set forth in Section 1.2(b).

          (b) At the Closing, Buyer shall assume the Assumed Liabilities and shall deliver to Seller (i) a promissory note in the form attached hereto as Exhibit A (the "Fixed Asset Note") in an aggregate principal amount equal to the Fixed Asset Purchase Price, as calculated in accordance with subsection (c) below and (ii) a promissory note in the form attached hereto as Exhibit B (the "Inventory Note") in an aggregate principal amount equal to the Estimated Inventory Purchase Price, as calculated in accordance with Section 1.3 below. Buyer shall pay such promissory notes in accordance with their terms.

          (c) The "Fixed Asset Purchase Price" shall equal the depreciated book value of the Purchased Assets (excluding the Inventory) (the "Fixed Assets") as of the Closing Date. Attached hereto as Schedule 1.2(c) is a schedule of the Fixed Assets reflecting depreciated book values as of July 31, 1996. Within 2 business days prior to the Closing Date, Seller will provide to Buyer a revised
Schedule 1.2(c) which has been adjusted for depreciation as of the Closing Date in a manner consistent with the Latest Balance Sheet. The sum of such adjusted amounts will be the Fixed Asset Purchase Price.

          1.3  INVENTORY.

          (a) At least five business days prior to the Closing Date, Seller shall deliver to Buyer a good faith estimate of the book value of the Inventory, net of vendor rebates applicable thereto, as of the Closing determined in accordance with Seller's Inventory Accounting Practices (as defined in Section
4.20 below) (the "Estimated Inventory Balance"). The "Estimated Inventory Purchase Price" shall equal the Estimated Inventory Balance minus the aggregate amount of interest that would be required to be paid under the Inventory Note assuming an aggregate principal amount equal to the Estimated Inventory Balance and that interest and principal payments were made as scheduled therein.

          (b) On the business day prior to the Closing Date, Seller and its representatives will conduct a physical count of the Inventory as of such date, which Buyer and its representatives shall be entitled to observe. As a part of such count, Seller shall mark for identification the Inventory in a manner to be mutually agreed upon by Buyer and Seller. Within 30 days after the Closing Date, Seller shall prepare and deliver to Buyer a schedule (the "Inventory Statement") reflecting Seller's determination of the book value of the Inventory, net of vendor rebates applicable thereto, as of the Closing Date consistent with Seller's Inventory Accounting Practices (the "Actual Inventory Balance"), which determination shall be based upon the physical count taken on the business day prior to the Closing Date. Seller shall make available to Buyer all information necessary in order for Buyer to review Seller's determination of the Actual Inventory Balance.

          (c) If Buyer disagrees with Seller's determination of the Actual Inventory Balance, Buyer shall notify Seller in writing of such disagreement within 15 days from the date Buyer receives the Inventory Statement. Such writing shall be accompanied by a written notice from Buyer's accountants setting forth the basis for such disagreement in reasonable detail. Buyer and Seller thereafter shall negotiate in good faith to resolve any such disagreements. If Buyer and Seller are unable to resolve any such disagreements within 15 days after delivery of Buyer's objection letter, Buyer and Seller shall submit such dispute to an independent "Big Six" accounting firm mutually agreeable to Buyer and Seller for resolution consistent with Seller's Inventory Accounting Practices. If Buyer and Seller are unable to mutually agree on such an accounting firm, a "Big Six" accounting firm will be selected by lot after eliminating one firm designated as objectionable by each of Buyer and Seller (any accounting firm so selected or agreed upon shall be referred to herein as the ("Independent Auditor")).

          (d) Buyer and Seller shall use their best efforts to cause the Independent Auditor to resolve all disagreements over the Actual Inventory Balance as soon as practicable, but in any event within 45 days after submission of the disputes to the Independent Auditor. The resolution of such disagreements and the determination of the Actual Inventory Balance shall be final and binding on Buyer and Seller.

          (e) The Independent Auditor shall determine the allocation of its costs and expenses in determining the Actual Inventory Balance based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. Buyer and Seller shall pay the Independent Auditor's fees and expenses based on such allocation.

          (f) Upon the final determination of the Actual Inventory Balance pursuant to this Section 1.3, the Inventory Note shall be canceled and Buyer shall deliver to Seller a substitute promissory note (the "Substitute Inventory Note") in a principal amount equal to the Actual Inventory Purchase Price and with other terms and conditions identical to those set forth in the Inventory Note. The amortization of the principal amount of the Substitute Inventory Note shall be at the same times and in the same proportion as that of the initial principal amount of the Inventory Note. The "Actual Inventory Purchase Price" shall equal the Actual Inventory Balance minus the aggregate amount of interest that would be required to be paid under the Substitute Inventory Note assuming an aggregate principal amount equal to the Actual Inventory Balance and that interest and principal payments were made as scheduled therein.

          (g) As soon as practicable (but in no event later than five business days) after the Actual Inventory Balance is determined pursuant to this Section 1.3, Buyer shall pay to Seller or Seller shall pay to Buyer, as the case may be, in immediately available funds the difference between the amount of principal and interest actually paid by Buyer to Seller under the Inventory Note and the amount of principal and interest that Buyer would have been required to pay to Seller under the Inventory Note had the aggregate principal amount of the Inventory Note initially been equal to the Actual Inventory Purchase Price.

          1.4  CLOSING TRANSACTIONS.

          (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 9:00 a.m. local time on the third business day following satisfaction or waiver of all the closing conditions set forth in Article II (other than those to be satisfied at the Closing), or such other date, time or place as is mutually agreeable to Buyer and Seller (the "Closing Date").

          (b) Closing Deliveries. Subject to the conditions set forth in this Agreement, the parties agree to consummate the following "Closing Transactions" at the Closing:

          (i) Seller will convey to Buyer good and marketable title to all of the Purchased Assets, free and clear of all Liens, and deliver to Buyer warranty or grant deeds, bills of sale, assignments of leases and contracts, documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar domestic or foreign office, department or agency and all other instruments of conveyance, all in form and substance reasonably satisfactory to Buyer and its counsel (collectively, "Conveyance Documents"), which are necessary or reasonably required by Buyer to effect the transfer to Buyer of the Purchased Assets;

          (ii) Buyer will deliver to Seller the Fixed Asset Note and the Inventory Note;

          (iii) Buyer will deliver to Seller such instruments of assumption in form and substance reasonably satisfactory to Seller and its counsel as are required in order for Buyer to assume the Assumed Liabilities; and

          (iv) there shall be delivered to Buyer and Seller the certificates and other documents and instruments provided to be delivered under Article II hereof.

                                   ARTICLE II

                             CONDITIONS TO CLOSING

          2.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article IV hereof and all other representations and warranties of Seller set forth in this Agreement will be true and correct in all material respects at and as of the Closing Date (except for representations and warranties which speak expressly as of a different date, which representations and warranties will have been true and correct in all material respects as of such date) as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Seller to Buyer pursuant to Section 4.21 hereof);

          (b) Seller will have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) Seller will have obtained (i) all authorizations, consents and approvals by governments and governmental agencies that are necessary for Seller for the consummation of the transactions contemplated hereby and/or the other agreements contemplated hereby (including, without limitation, (A) expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and (B) all authorizations, consents and approvals by governments and governmental agencies referred to in Section 4.4) and (ii) all consents and waivers by third parties referred to in Schedule 4.4 which have been designated on such Schedule (by denoting the same with a pound (#) symbol) as those consents required to be obtained as a condition to the Closing;

          (d) no suit, action or other proceeding, or injunction or final judgment, order or decree relating thereto, will be pending or overtly threatened before any court or any governmental or regulatory body or authority in which it is sought to restrain or prohibit or to obtain material damages or other material relief (including rescission) in connection with the transactions contemplated hereby, or that is reasonably likely to have a material adverse effect on the business, financial condition, operating results, assets or operations of the Business (a "Material Adverse Effect") or is reasonably likely to materially adversely affect the right of Buyer to own, operate or control the Purchased Assets or the Business; no investigation that would be reasonably likely to result in any such suit, action or proceeding shall be pending or overtly threatened and no such judgment, order or decree shall have been entered and not subsequently dismissed with prejudice or satisfied;

          (e) Bio-Lab will have entered into Chemical Supply Agreements with Buyer in the form of Exhibit C-1 and Exhibit C-2 attached hereto (the "Chemical Supply Agreements"), and the Chemical Supply Agreements will be in full force and effect;

          (f) Seller, Bio-Lab and Great Lakes Chemical Corporation, a Delaware corporation("Great Lakes"), will have entered into a Noncompetition Agreement with Buyer in the form of Exhibit D attached hereto (the "Noncompetition Agreement") and the Noncompetition Agreement will be in full force and effect;

          (g) Bio-Lab or one of its Subsidiaries will have entered into a purchase agreement with respect to the purchase by Bio-Lab or one of its Subsidiaries of certain assets of Alliance Packaging, Inc. ("Alliance"), a Subsidiary of Buyer, in the form attached hereto as Exhibit E(the "Alliance Purchase Agreement"), and the Alliance Purchase Agreement will be in full force and effect;

          (h) Bio-Lab will have entered into a Transition Services Agreement with Buyer in the form of Exhibit F attached hereto (the "Transition Services Agreement"), and the Transition Services Agreement will be in full force and effect;

          (i) Prior to Closing, Seller shall obtain an estoppel letter (the "Estoppel Letter") and a landlord agreement (the "Landlord Agreement") with respect to at least 32 of the parcels of Leased Real Property (including the parcels described on Schedule 2.1(i) attached hereto) from the landlords, lessors, sublessors or licensors for such property in the form of Exhibit G attached hereto and Exhibit H attached hereto, respectively;

          (j) Buyer will have obtained the proceeds of financing in an amount sufficient to consummate the transactions contemplated hereby and to provide Buyer with its ongoing working capital needs on terms satisfactory to Buyer;

          (k) On or prior to the Closing Date, Seller will have delivered to Buyer all of the following:

          (i)   a certificate from an officer of Seller in the form set forth in
     Exhibit I attached hereto, dated the Closing Date, stating that the preconditions specified in Sections 2.1(a)-(d), inclusive, have been satisfied;

          (ii) copies of all lien releases, third party and governmental consents, approvals, licenses, permits and filings required to be obtained by Seller in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of Seller's, Bio-Lab's and Great Lakes' boards of directors approving the transactions contemplated by this Agreement; and

          (iv)  a certification of Seller pursuant to Treasury Regulation
     Section 1.1445-2(b)(2) that Seller is not a foreign person; and

          (l) all corporate proceedings to be taken by Seller in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, instruments and other documents required to be delivered by Seller to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

          Any condition specified in this Section 2.1 may be waived by Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer.

          2.2 CONDITIONS TO THE SELLER'S OBLIGATIONS AT THE CLOSING. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article V hereof and all other representations and warranties of Buyer set forth in this Agreement will be true and correct in all material respects at and as of the Closing Date (except for representations and warranties which speak expressly as of a different date, which representations and warranties will have been true and correct in all material respects as of such date) as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties

(without taking into account any disclosures made by Buyer to Seller pursuant to Section 5.6 hereof);

          (b) Buyer will have entered into the Chemical Supply Agreements and the Chemical Supply Agreements will be in full force and effect;

          (c) Buyer will have entered into the Transition Services Agreement, and the Transition Services Agreement will be in full force and effect;

          (d) Alliance and SCP Pool Corporation, as guarantor, will have entered into the Alliance Purchase Agreement, and the Alliance Purchase Agreement will be in full force and effect;

          (e) Buyer's senior lenders will have entered into an Intercreditor agreement with Seller in the form of Exhibit J attached hereto (the "Intercreditor Agreement"), and the Intercreditor Agreement will be in full force and effect;

          (f) Buyer will have obtained all consents and approvals by governmental agencies that are necessary for Buyer for the consummation of the transactions contemplated hereby and/or the other agreements contemplated hereby (including, without limitation, expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act);

          (g) no suit, action or other proceeding, or injunction or final judgment, order or decree relating thereto, will be pending or overtly threatened before any court or any governmental or regulatory body or authority in which it is sought to restrain or prohibit or to obtain material damages or other material relief (including rescission) in connection with the transactions contemplated hereby; no investigation that would be reasonably likely to result in any such suit, action or proceeding shall be pending or overtly threatened and no such judgment, order or decree shall have been entered and not subsequently dismissed with prejudice or satisfied;

          (h) Buyer will have entered into Security Agreements with Seller in the form of Exhibits K-1 and K-2 attached hereto (the "Security Agreements") granting Seller a security interest in the Inventory to secure Buyer's obligations under the Inventory Note and a security interest in the Fixed Assets to secure Buyer's obligations under the Fixed Asset Note, and the Security Agreements will be in full force and effect;

          (i)  [Intentionally Omitted];

          (j) Buyer will have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (k) On or prior to the Closing Date, Buyer will have delivered to Seller all of the following:

          (i) a certificate from Buyer in the form set forth in Exhibit L attached hereto, dated the Closing Date, stating that the preconditions specified in Sections 2.2(a), (f), (g) and (j) have been satisfied; and

          (ii) copies of the proper financing statements (Form UCC-1) that have been duly executed by Buyer and naming Buyer as the debtor and Seller as the secured party covering the Purchased Assets specified in the Security Agreements and the Intercreditor Agreement; and

          (iii) certified copies of the resolutions of Buyer's and SCP Pool's boards of directors approving the transactions contemplated by this Agreement; and

          (l) all corporate proceedings to be taken by Buyer in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, instruments and other documents required to be delivered by Buyer to Seller to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

          Any condition specified in this Section 2.2 may be waived by Seller, provided that no such waiver will be effective unless it is set forth in a writing executed by Seller.

                                   ARTICLE III

                           COVENANTS PRIOR TO CLOSING

          3.1 AFFIRMATIVE COVENANTS OF SELLER. Following the execution of this Agreement and prior to the Closing, unless Buyer otherwise agrees in writing, Seller will:

          (a) use commercially reasonable efforts to conduct its business (including, without limitation, its cash management practices, the collection of receivables, payment of payables, incurrence of capital expenditures and purchase of Inventory) only in the usual and ordinary course of business in accordance with past custom and practice;

          (b) use commercially reasonable efforts to carry on its business in the same manner as presently conducted and keep its organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, licensees, suppliers, distributors and customers and others having business relations with it;

          (c) use commercially reasonable efforts to maintain the Purchased Assets and the Leased Real Property in good operating condition (reasonable wear and tear excepted) and repair, maintain insurance reasonably comparable to that in effect on the date hereof, maintain Inventory, supplies and spare parts at customary operating levels consistent with past practices and, in the event of a casualty, loss or damage to any of the Purchased Assets prior to the Closing Date for which Seller is insured, either repair or replace such Purchased Assets or, if Buyer agrees, transfer the proceeds of such insurance to Buyer at the Closing, but only to the extent that the amount of such proceeds does not exceed the depreciated book value of such assets;

          (d) maintain its books, accounts (including working capital) and records in accordance with GAAP or, in the case of Inventory, in accordance with Seller's Inventory Accounting Practices;

          (e) use commercially reasonable efforts to maintain in full force and effect the existence of all material Proprietary Rights;

          (f) encourage management and other key employees to accept employment with Buyer after the Closing;

          (g) comply in all material respects with all legal requirements and contractual obligations applicable to the operations and business of Seller and pay all applicable Taxes then due and payable and relating to the Purchased Assets;

          (h) cooperate with Buyer and use commercially reasonable efforts to cause the conditions to Buyer's obligation to close specified in Section 2.1 above to be satisfied, and execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer and Seller agree is necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement, and use commercially reasonable efforts to cause the conditions to Seller's obligation to close specified in Section 2.2 above to be satisfied; and

          (i) promptly inform Buyer in writing of any variances from the representations and warranties of which Seller becomes aware contained in
Article IV or elsewhere in this Agreement or any breach of any covenants hereunder by Seller.

          3.2 NEGATIVE COVENANTS OF SELLER. Following the execution of this Agreement and prior to the Closing, without Buyer's prior written consent, which shall not be unreasonably withheld, Seller will not:

          (a) take any action that would require disclosure under Section 4.7 below;

          (b) enter into any transaction with respect to the Business with any of its officers or directors;

          (c) enter into any transactions with respect to the Business with any of its Affiliates (other than its officers and directors) except in the ordinary course of business consistent with past practice;

          (d) sell, lease, license or otherwise dispose of any interest in any of the Purchased Assets, other than Inventory in the ordinary course of business, or permit, allow or suffer any of the Purchased Assets to be subjected to any Lien;

          (e) terminate, modify or amend any existing material contracts, leases or agreements to be assumed by Buyer or any material government license, permit or other authorization;

          (f) enter into any new material contracts, leases, agreements or commitments, other than commitments for materials made in the ordinary course of business; or

          (g) institute any material change in the conduct of its business, or any material change in its method of purchase, sale, lease, management, marketing, operation or accounting.

          3.3 EXCLUSIVITY. Neither Bio-Lab nor Seller will, directly or indirectly, through any officer, director, employee, agent or otherwise (including through any investment banker, attorney or accountant retained by any of the foregoing), solicit, initiate any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, any proposal or offer from any Person (including any of such Person's officers, directors, employees, agents or other representatives) relating to any liquidation (other than as contemplated hereby), dissolution, recapitalization or refinancing of Seller or any acquisition of the capital stock or other securities of Seller or any substantial portion of the assets of Seller or the Business (including any acquisition structured as a merger, consolidation or share exchange) (an "Acquisition Proposal"). Seller will immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any Acquisition Proposal. Each of Seller and Bio-Lab hereby agrees to notify Buyer immediately upon the receipt of any proposal, offer, inquiry or contract with respect to any of the foregoing and will promptly provide Buyer with copies of and disclose to Buyer the details concerning any such proposal, inquiry or contract.

          3.4 COVENANTS OF BUYER. Prior to the Closing, Buyer will cooperate with Seller and use commercially reasonable efforts to cause the conditions to Seller's obligation to close specified in Section 2.2 above to be satisfied; and execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer and Seller agree is necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement; and use commercially reasonable efforts to cause the conditions to Buyer's obligation to close specified in Section 2.1 above to be satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                   OF SELLER
                                   ----------

          As a material inducement to Buyer to enter into this Agreement Seller hereby represents and warrants to Buyer, that:

          4.1 ORGANIZATION AND CORPORATE POWER. Each of Seller and Bio-Lab is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect. (All such jurisdictions in which Seller is qualified are set forth on Schedule 4.1 hereto.) Seller has full corporate power and other necessary power and authority and all licenses, permits and authorizations necessary to own and operate its properties, necessary to own and operate its business and to conduct its business as presently conducted, except where the failure to have such licenses, permits and authorizations would not have a Material Adverse Effect.

          4.2 AUTHORIZATION OF TRANSACTIONS. Each of Seller and Bio-Lab has full power and authority to execute, deliver and perform this Agreement, the Noncompetition Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. In the event the transactions contemplated by this Agreement are consummated, the board of directors of each of Seller and Bio-Lab and the shareholders of Seller will have duly approved this Agreement and will have duly authorized the execution, delivery and performance of this Agreement, the Noncompetition Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Seller or Bio-Lab are necessary to approve and authorize the execution and delivery of this Agreement, the Noncompetition Agreement and the other agreements contemplated hereby. This Agreement has been duly executed and delivered by Seller and Bio-Lab and constitutes the valid and binding agreement of Seller and Bio-Lab, enforceable against Seller and Bio-Lab in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity). Great Lakes has full power and authority to deliver the Noncompetition Agreement; in the event the transactions contemplated hereby are consummated, the board of directors of Great Lakes will have duly approved the Noncompetition Agreement and duly authorized the execution, delivery and performance of the Noncompetition Agreement; and the Noncompetition Agreement shall have been duly executed and delivered by each of Seller, Bio-Lab and Great Lakes.

          4.3 SUBSIDIARIES; INVESTMENTS. Except as set forth on Schedule 4.3 hereto, Seller does not own or control (directly or indirectly), hold or have any rights or options to subscribe for, purchase or acquire any shares of stock, partnership interest, joint venture interest, equity participation or any other security or interest in any other Person and Seller has never had any Subsidiary.

          4.4 ABSENCE OF CONFLICTS. Except as set forth in Schedule 4.4 hereto and except for required filings under the Hart-Scott-Rodino Act:

          (a) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any Lien upon the Purchased Assets under, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of the certificate of incorporation or by-laws of Seller or Bio-Lab or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller or Bio-Lab is bound or affected, or any law, statute, rule or regulation or any judgment, order or decree to which Seller or Bio-Lab is subject; and

          (b) the execution, delivery and performance of the Non-Competition Agreement and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under,
(v) result in the creation of any Lien upon the Purchased Assets under, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of the certificate of incorporation or by-laws of Seller, Bio-Lab or Great Lakes or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller, Bio-Lab or Great Lakes is bound or affected.

          4.5 FINANCIAL STATEMENTS. Seller has furnished Buyer with copies of an unaudited balance sheet as of June 30, 1996, for Seller (the "Latest Balance Sheet") and the related unaudited statement of income for the six-month period then ended and copies of the unaudited balance sheets of Seller as of December 31, 1993, 1994 and 1995 and the related unaudited statement of income for the periods then ended. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (collectively, the "Financial Statements") and Schedules 1.1(c) and 1.2(c) attached hereto were prepared from Seller's books and records, and the Financial Statements present fairly Seller's financial condition and results of operations as of the times and for the periods referred to therein, and, except as set forth on Schedule 4.5 attached hereto, have been prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure. The amounts reflected on Schedule 1.2(c) have been determined in accordance with GAAP. The amounts reflected on (or to be reflected on) Schedule 1.1(c) have been (or will be) determined based on Seller's books and records, which are true and correct in all material respects with respect to such amounts.

          4.6 ABSENCE OF UNDISCLOSED LIABILITIES. To Seller's knowledge, Seller has no material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when or by whom asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (a) obligations under contracts or commitments described in
Schedule 4.8(b) and Schedule 4.11 hereto or under contracts and commitments entered into in the ordinary course of business which are not required to be disclosed thereon (but not liabilities for breaches thereof), (b) liabilities reflected on the liability side of the Latest Balance Sheet, (c) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement, or a claim or lawsuit, or an environmental liability), and (d) liabilities otherwise expressly set forth in Schedule 4.6 hereto.

           4.7 ABSENCE OF CERTAIN DEVELOPMENTS. Seller has not, except as set forth in Schedule 4.7 hereto, since December 31, 1995:

          (a) suffered a change or development in the business, financial condition, operating results, earnings, assets, customer, supplier, employee and sales representative relations or financing arrangements of the Business which has had, or is likely to have, a Material Adverse Effect;

          (b) borrowed any amount or issued or exchanged any notes or other evidences of any indebtedness for borrowed money or incurred or become subject to any obligations or liabilities (whether absolute or contingent), except current liabilities incurred in the ordinary course of business consistent with past practice and liabilities under contracts entered into in the ordinary course of business consistent with past practices;

          (c) discharged or satisfied any Lien involving indebtedness exceeding $100,000 or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of indebtedness for borrowed money;

          (d) mortgaged, pledged or subjected to any Lien any portion of its properties or assets with a value in excess of $100,000;

          (e) sold, leased, assigned or transferred (including, without limitation, transfers to any employees or Affiliates of Seller) any tangible assets (other than Inventory in the ordinary course of business), Proprietary Rights or other intangible assets, or canceled without fair consideration any debts or claims owing to or held by it, or, to its knowledge, disclosed any proprietary confidential information to any Person, other than disclosures of such information to Buyer and its Affiliates and representatives or in the ordinary course of business pursuant to appropriate confidentiality agreements;

          (f) suffered any theft, damage, destruction or casualty loss to its tangible assets exceeding $150,000, whether or not covered by insurance;

          (g) entered into, amended or terminated any lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 4.18 below) (other than with Affiliates of Great Lakes or Bio-Lab in the ordinary course of business and in accordance with past custom and practice), or changed any business practice or manner of dealing with any customer, supplier, subcontractor, Insider, sales representative, or other person or entity with whom Seller engages in any business activity, or entered into any other material transaction, whether or not in the ordinary course of business;

          (h) entered into any employment contract or collective bargaining agreement, written or oral, or changed the employment terms for any employee or agent or made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except for normal compensation increases or bonuses consistent with past practice;

          (i) conducted its business (including the collection of receivables, purchase of inventory, payment of payables, incurrence of capital expenditures, and maintenance and repair of assets) other than in the usual and ordinary course of business in accordance with past custom and practice;

          (j) made any capital expenditures (or commitments therefor) that aggregate in excess of $150,000;

          (k) made any loans or advances to, or guarantees for the benefit of, any persons;

          (l) delayed or postponed in a material way the payment of accounts payable and other liabilities;

          (m) entered into any lease of capital equipment or real estate involving rental in excess of $50,000 per annum;

          (n) made any charitable contributions or pledges in excess of $10,000 in the aggregate; or

          (o) entered into any other transaction that is material to the Business other than in the ordinary course of business.

          4.8    TITLE TO PROPERTIES.

          (a) Owned Properties. Schedule 4.8(a) sets forth a list of all real property owned by the Seller (collectively, the "Owned Real Property"). Except as set forth on Schedule 4.8(a), with respect to each such parcel of Owned Real
Property: (i) such parcel is free and clear of all Liens; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel (other than the right of the Buyer pursuant to this Agreement), or any portion thereof or interest therein.

          (b) Leased Properties. Schedule 4.8(b) sets forth a list of all of the leases and subleases ("Leases") and each leased and subleased parcel of real property in which Seller has a leasehold and subleasehold interest (the "Leased Real Property"). Except as set forth on Schedule 4.8(b), each of the Leases are in full force and effect and Seller holds a valid and existing leasehold or subleasehold interest under each of the Leases. Seller has delivered to Buyer true, correct, complete and accurate copies of each of the Leases described in
Schedule 4.8(b). With respect to each Lease listed on Schedule 4.8(b) and except as disclosed on Schedule 4.8(b): (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Seller nor, to Seller's knowledge, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyer; (vii) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease; and (viii) the Lease is fully assignable to Buyer without the necessity of any consent.

          (c) Real Property Disclosure. Except as disclosed on Schedule 4.8(a) and Schedule 4.8(b), there is no Real Property leased or owned by the Seller used in the Seller's business. The Owned Real Property and Leased Real Property is referred to collectively herein as the "Real Property".

          (d) Current Use. The current use of the Owned Real Property does not violate in any material respect any instrument of record or agreement affecting such Owned Real Property. There is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Owned Real Property that affects such real property or the use or occupancy thereof.

          (e)   Condition and Operation of Improvements. Except as set forth on
Schedule 4.8(e), to Seller's knowledge, all buildings and all components of all buildings, structures and other improvements included within the Real Property (the "Improvements"), are in good condition and repair and adequate to operate such facilities as currently used; to Seller's knowledge, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated. To Seller's knowledge, there are no structural deficiencies or defects affecting any Improvements located upon the Owned Real Property except as set forth on
Schedule 4.8(e).

          (f) Except as set forth on Schedule 4.8, Seller owns good and marketable title, free and clear of all Liens, to all of the Purchased Assets which are personal property.

          (g) Except as otherwise contemplated by the Transition Services Agreement, the Purchased Assets together with the Leased Real Property will include all assets reflected in the Latest Balance Sheet (except for changes in Inventory in accordance with the ordinary course of business) and used by Seller in conducting the Business as presently conducted other than the Excluded Assets. Except to the extent set forth on Schedule 4.8(e), to Seller's knowledge, all Purchased Assets are in good condition and repair in all respects, except for ordinary wear and tear not caused by neglect, and are useable in the ordinary course of the Business.

          4.9   ENVIRONMENTAL AND SAFETY MATTERS.

          (a) Except as set forth on Schedule 4.9, Seller has, to its knowledge, complied and is in compliance with all Environmental and Safety Requirements, except where the failure to comply would not have a Material Adverse Effect.

          (b) Without limiting the generality of the foregoing, Seller has, to its knowledge, obtained and complied with, and is in material compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its respective facilities and the operation of the Business and which are material to the Business, a list of all such permits, licenses and other authorizations is set forth on Schedule 4.9 hereto.

          (c) Seller has not received any written notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, including any investigatory, remedial or corrective obligations, relating to the Real Property or the Business and arising under Environmental and Safety Requirements where such actual or alleged violation is or may be material to the Real Property or the Business.

          (d) Except as set forth on Schedule 4.9, to Seller's knowledge, none of the following exists at any property or facility owned or operated by Seller:
1) underground storage tanks, landfills, surface impoundments or waste disposal areas; 2) asbestos-containing material in any form or condition; or 3) materials or equipment containing polychlorinated biphenyls.

          (e) To the knowledge of Seller, Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance or owned or operated any property or facility (and no such property or facility is contaminated by any such substance), in a manner that has given or could give rise to liability, including any liability for corrective action costs, response costs, personal injury, property damage, natural resources damages or attorney fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Resource Conservation and Recovery Act ("RCRA"), or any other Environmental and Safety Requirements where such liability may have a Material Adverse Effect.

          (f) "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, insecticides, biocides, pollutants, contaminants, toxic chemicals, carcinogens, reproductive toxins, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, in each case as in effect and as amended through the Closing Date.

          (g) This Section 4.9 constitutes Seller's sole and exclusive representations and warranties as to matters covered by this Section.

          4.10  TAXES.

          (a) All Tax Returns required to be filed by Seller have been prepared in material compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes shown as due and payable by Seller on all such Tax Returns have been paid or appropriate reserves have been established.

          (b) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller (or any Affiliated Group of which Seller is or has been a member and for which Seller would be responsible for payment) and there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Seller's knowledge, threatened against or with respect to Seller.

          (c) To the knowledge of Seller, Seller has withheld and paid all employment taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, or other third party.

          (d) No written claim has been made within the previous three years by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Taxes assessed by such jurisdiction with respect to the Purchased Assets.

          4.11  CONTRACTS AND COMMITMENTS.

          (a) Except as set forth in Schedule 4.11 hereto, Seller is not a party to or bound by, whether written or oral, any: (i) collective bargaining agreement or contract with any labor union, whether formal or informal; (ii) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis or any severance agreements; (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the Purchased Assets; (iv) license or royalty agreements; (v) lease or agreement under which Seller is lessee of, or holds or operates, any personal property owned by any other party for which annual rental exceeds $50,000; (vi) lease or agreement under which Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it for which annual rental exceeds $50,000; (vii) contract or group of related contracts with the same party for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than six months or involves a sum in excess of $50,000 or which may not be terminable with less than six months' notice; (viii) contract relating to the distribution, marketing or sales of its products or services (including contracts to provide advertising allowances or promotional services) involving more than $50,000; (ix) franchise agreements,
(x) agreements, contracts or understandings pursuant to which Seller subcontracts work to third parties; (xi) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or
(xii) any other agreement which Seller deems material to the Business taken as a whole whether or not entered into in the ordinary course of business.

          (b) Except as disclosed in Schedule 4.11, (i) all of the Assumed Contracts are in full force and effect, have not been amended or modified as of the Closing, and are valid, binding and enforceable in accordance with their respective terms, (ii) to the knowledge of Seller, no Assumed Contract has been breached or canceled by the other party since December 31, 1995, and (iii) Seller has, to its knowledge, performed all of the obligations required to be performed by Seller in connection with the Assumed Contracts and is not in receipt of any claim of default under any such contract or commitment.

          (c) Seller has provided Buyer with a true and correct copy of all Assumed Contracts, and has made available to Buyer those written contracts referred to on Schedule 4.11 which are not Assumed Contracts, in each case together with all amendments, waivers or other changes thereto. To Seller's knowledge, Schedule 4.11 contains an accurate and complete description of all material terms of all oral contracts referred to therein.

          4.12  PROPRIETARY RIGHTS.

          (a)   Schedule 4.12 hereto sets forth a complete and correct list of:
(i) all patented or registered Proprietary Rights and pending patent applications or other applications for registrations of any Proprietary Rights owned or filed by Seller; (ii) all trade names and unregistered trademarks owned by or licensed to Seller in connection with the Business; (iii) computer software owned by and/or licensed to Seller (other than commercially available software with a license fee of less than $1,000); and (iv) all license or coexistence agreements, permissions or agreements to which Seller is a party (or which is currently under negotiation) for the Proprietary Rights. Seller has delivered to Buyer complete copies of all items required to be identified pursuant to this Section 4.12(a).

          (b) Except as set forth in Schedule 4.12, with respect to the Proprietary Rights (including without limitation each of the Proprietary Rights or agreements required to be identified pursuant to Section 4.12(a)): (i) Seller owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Proprietary Rights necessary for the operation of the Business as currently conducted, (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights, has been made or, to the knowledge of Seller, is threatened;
(iii) Seller has not received any notices of any infringement or misappropriation by any third party with respect to the Proprietary Rights; and
(iv) to the knowledge of Seller, Seller has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties.

          (c) Except as set forth in Schedule 4.12, the Proprietary Rights comprise all of the intellectual property necessary for the operation of the Business as currently conducted by Seller. All of the Proprietary Rights owned by or licensed to Seller immediately prior to the Closing will be owned or available for use by Buyer immediately after the Closing.

          (d) "Proprietary Rights" means all of the following which are owned by or licensed to Seller, together with all income, royalties, damages and payments due or payable as of the Closing or thereafter: patents, patent applications and inventions and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith and adaptions and deviations thereof (including, without limitation, the trademark and trade name "The B-L Network, Inc."; copyrights; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential and proprietary information (including, ideas, know-how, drawings, sketches, patterns, specifications and designs); customer lists and related information; and computer software (including, without limitation, data and related documentation).

          4.13 LITIGATION; PROCEEDINGS. Except as set forth in Schedule 4.13 hereto, there are no material actions, suits, proceedings (including eminent domain proceedings), orders, claims or investigations pending or, to the knowledge of Seller, overtly threatened against or affecting Seller at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to Seller for any of the foregoing.

          4.14 BROKERAGE. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement or agreement made by or on behalf of Seller.

          4.15 GOVERNMENTAL LICENSES, PERMITS AND CONSENTS. To the knowledge of Seller, Schedule 4.15 hereto contains a complete listing and summary description of all material permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments owned, possessed or used by Seller in the conduct of the Business (collectively, the "Licenses"). Except as indicated on Schedule 4.15, Seller is the licensee, permittee, or beneficiary of the Licenses. To the knowledge of Seller, no loss or expiration of any License is pending or threatened in writing other than expiration in accordance with the terms thereof.

          4.16 EMPLOYEES. To the knowledge of Seller, no executive and no group of employees of Seller has any plans to terminate his, her or its employment with Seller. There is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against Seller before the National Labor Relations Board or any similar state or local body. Seller has not, within the two-year period preceding the date of the Agreement, experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements or any strikes, grievances, unfair labor practice claims or other material employee disputes. There is no labor strike, dispute, work stoppage or slowdown pending or, to the knowledge of Seller, threatened. There is no request for representation pending and, to the knowledge of Seller, no question concerning representation has been raised. There is no grievance or arbitration proceeding pending against Seller which might have a Material Adverse Effect.

          4.17  EMPLOYEE BENEFIT PLANS.

          (a) Schedule 4.17 attached hereto contains a list of each significant employee benefit plan and policy maintained or contributed to by Seller or any of its Affiliates on behalf of the employees of the Business, including each (i) employee pension benefit plan (as defined in

Section 3(2) of ERISA) (the "Employee Pension Plans") and (ii) employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), and lists each compensation, incentive, bonus, severance or other termination plan, program or arrangement (all items listed on Schedule 4.17 are referred to as "Plans"). All Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with all applicable laws, including the requirements of ERISA and the Code. Seller has furnished or made available to Buyer with respect to each Plan, true and complete copies of the plan documents, summary plan descriptions and all related trust agreements, insurance contracts or other funding agreements which implement the Plans.

          (b) Neither Seller nor any member of Seller's controlled group (as defined in Section 414 of the Code) have incurred any material liability to the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental agency, or any Multiemployer Plan with respect to any Plan currently or previously maintained by Seller or Controlled Group member that has not been satisfied in full, and, to Seller's knowledge, no condition exists that presents a material risk to Seller of incurring such a liability, other than liability for premiums due the PBGC.

          4.18 AFFILIATE TRANSACTIONS. To the knowledge of Seller and except as set forth on Schedule 4.18, no officer, director or employee of Seller or any person related by blood or marriage to any such Person or any entity in which any such Person owns any beneficial interest (collectively, the "Insiders"), is a party to any agreement, contract, commitment or transaction with Seller or which is pertaining to the Business or has any interest in any property, real or personal or mixed, tangible or intangible, relating to the Business. Schedule
4.18 hereto describes all material intercompany services provided to or on behalf of Seller by its Affiliates and to or on behalf of such Affiliates by Seller.

          4.19 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.19 hereto, Seller and its officers, directors, agents and employees have complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof where the failure to comply would have a Material Adverse Effect, and no claims have been filed against Seller alleging a material violation of any such laws or regulations. Seller has not given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value or entertainment of customers in the normal course of business) to any actual or potential customer, supplier, governmental employee, Insider or any other person in a position to assist or hinder Seller in connection with any actual or proposed transaction concerning the Business.

          4.20 INVENTORY. The Inventory of Seller shown on the Latest Balance Sheet and the Inventory of Seller shown on the Inventory Statement or otherwise included in the Purchased Assets, net of the reserves applicable thereto determined in accordance with the accounting procedures and methods currently used by Seller and described on Schedule 4.20 attached hereto, consistent with Seller's accounting procedures for the periods shown in the Financial Statements ("Seller's Inventory Accounting Practices"), is owned by Seller, and is salable in the ordinary course of business, consistent with past practice. The Inventory shown on the Inventory Statement is net of an allowance for Inventory which is damaged and unsaleable, as set forth in the Inventory

Statement. The book value of such Inventory has been calculated based upon Seller's Inventory Accounting Practices.

          4.21 CLOSING DATE. All of the representations and warranties contained in this Article IV and elsewhere in this Agreement and all information delivered in any Schedule, attachment or Exhibit hereto are true and correct on the date of this Agreement and will be true and correct on the Closing Date (except for representations and warranties which speak expressly as of a different date, which representations and warranties will have been true and correct as of such date), except to the extent that Seller has advised Buyer otherwise in writing prior to the Closing.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ----------------------------------------

          As a material inducement to Seller and Bio-Lab to enter into this Agreement, Buyer hereby represents and warrants to Seller that:

          5.1 CORPORATE ORGANIZATION AND POWER. Each of Buyer and SCP Pool is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, operating results, assets or operations of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and perform its obligations hereunder and thereunder.

          5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement, the Noncompete Agreement and the other agreements contemplated hereby by each of Buyer and SCP Pool and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer and SCP Pool, and no other corporate proceedings on their part are necessary to approve and authorize the execution, delivery or performance of this Agreement, the Noncompete Agreement or the other agreements contemplated hereby. Each of this Agreement, the Noncompete Agreement and the other agreements contemplated hereby have been duly executed and delivered by Buyer and, to the extent it is a party thereto, SCP Pool and constitutes a valid and binding obligation of Buyer and, to the extent it is a party thereto, SCP Pool, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

          5.3 NO VIOLATION. Except for required filings under the Hart-Scott-Rodino Act, the execution, delivery or performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby will not breach or violate Buyer's certificate of incorporation or its bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject Buyer to any order, writ, injunction or decree or result in the creation or imposition of any Lien upon the Purchased Assets, other than any Liens granted to Seller or Buyer's lenders providing financing for the transactions contemplated hereby.

          5.4 GOVERNMENTAL AUTHORITIES AND CONSENTS. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other party or Person is required in connection with the execution, delivery or performance of this Agreement and the other agreements contemplated hereby by Buyer, or the consummation by Buyer of the transactions contemplated hereby and thereby other than filings required under the Hart-Scott-Rodino Act.

          5.5 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          5.6 CLOSING DATE. All of the representations and warranties contained in this Article V and elsewhere in this Agreement and all information delivered in any Schedule, attachment or Exhibit hereto are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Buyer has advised Seller otherwise in writing prior to the Closing.

                                  ARTICLE VI

                                  TERMINATION
                                  -----------

           6.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

           (a)  by mutual written consent of Buyer and Seller;

           (b) by either Buyer or Seller if there has been a material misrepresentation in or material breach on the part of the other party of (i) the representations and warranties set forth in this Agreement or (ii) the covenants set forth in this Agreement which breach of covenant is not cured within 10 days of the breaching party becoming aware of the breach (to the extent it is capable of being cured); and

          (c) by either Buyer or Seller if the sale contemplated by this Agreement has not been consummated by November 1, 1996; provided that the party seeking termination pursuant to clause (c) of this Section 6.1 is not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this Section 6.1 if such party's wilful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby or thereby.

In the event of termination by Seller or Buyer pursuant to this Section 6.1, written notice thereof (describing in reasonable detail the basis therefor) shall promptly be delivered to the other party.

          6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or Seller as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect thereof, except for the obligations of the parties hereto in Sections 8.2, 8.7 and 8.8 and except that nothing herein will relieve any party from any breach of this Agreement prior to such termination.

                                  ARTICLE VII

                           SURVIVAL; INDEMNIFICATION
                           --------------------------

          7.1 SURVIVAL; ETC. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby and will not be affected by any examination made for or on behalf of Buyer or Seller, the knowledge of any of their respective officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion from Buyer or Seller, their respective officers, directors, stockholders, employees or agents.

          7.2  INDEMNIFICATION.

          (a) Subject to the limitations set forth in this Section 7.2, Seller agrees to indemnify Buyer, its Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and permitted assigns (collectively, the "Buyer Parties") and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties in respect of any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, all amounts paid in settlement of any of the foregoing and all reasonable amounts paid in investigation or defense of any of the foregoing) (collectively, "Losses") which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) the breach of any representation or warranty of Seller contained in this Agreement; (ii) the breach of any covenant or agreement of Seller contained in this Agreement; (iii) any claims of any brokers or finders claiming by, through or under Seller or Bio-Lab; (iv) the assertion or recovery against Buyer of any liability or obligation of any of the Seller Parties not to be assumed or performed by Buyer hereunder (including, without limitation, the Excluded Liabilities); and (v) the performance by Buyer of its obligations pursuant to Section 8.10.

          (b) The indemnification provided for in Section 7.2(a)(i) and (ii) above is subject to the following limitations:

          (i) Seller will be liable to Buyer with respect to claims arising from breaches of (x) the representations and warranties set forth in
     Section 4.9 only if Buyer gives to Seller written notice thereof within three years after the Closing Date; (y) the representations and warranties set forth in Sections 4.10 and 4.17 only if Buyer gives to Seller written notice thereof prior to the expiration of the applicable statute of limitation with respect thereto plus 60 days; and (z) the covenants contained in Sections 3.1 and 3.2 and all other representations and warranties contained in this Agreement only if Buyer gives Seller written notice thereof within two years after the Closing Date;

          (ii) Except with respect to Losses incurred in connection with a violation of Section 8.17, Seller will not be liable to Buyer for any Loss arising with respect to claims arising from breaches of the representations and warranties set forth in this Agreement unless the aggregate amount of all such Losses relating to all such breaches exceeds $150,000 in the aggregate (the "Buyer's Threshold"), in which case Seller and Bio-Lab shall be liable for the amount of such Losses in excess of Buyer's Threshold; and

          (iii) Except with respect to Losses incurred in connection with a violation of Section 8.17, the aggregate amount required to be paid by Seller with respect to claims arising from breaches of the representations and warranties set forth in this Agreement shall not exceed the Purchase Price.

Notwithstanding any implication to the contrary contained in this Agreement, so long as Buyer delivers written notice of a claim to Seller within the foregoing respective survival period, Seller shall be required to indemnify Buyer for all damages with respect to such matter that Buyer may suffer though the date of the claim, the end of the survival period, and beyond, subject to the limitations set forth in Section 7.2(b)(ii) and (iii).

          (c) Buyer agrees to indemnify Seller, its Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and permitted assigns (collectively, the "Seller Parties") and hold each of them harmless against and pay on behalf of and or reimburse such Seller Parties in respect of any Losses which any Seller Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of (i) a breach of any representation, warranty, covenant, or agreement by Buyer contained in this Agreement; provided, however, that Buyer will not be liable for any Loss relating to breaches of Buyer's representations and warranties contained in Article V (except Sections 5.1, 5.2 and 5.3) hereof unless written notice of such breach is given by Seller to Buyer within two years of the Closing Date, (ii) the assertion or recovery against any of the Seller Parties of any of the Assumed Liabilities, (iii) the assertion or recovery against any of the Seller Parties of any liability or obligation arising out of, in connection with, relating or incidental to or by virtue of Buyer's use of the Purchased Assets or operation of its business (including the Business) after the Closing, except to the extent such liability constitutes an Excluded Liability, (iv) any claims of any brokers or finders claiming by, through or under Buyer or SCP Pool, (v) any severance claims by persons who were Seller's employees as of the Closing Date and who do not accept an offer of employment from Buyer, provided that Buyer's liability for each such severance claim shall not exceed the amount of severance pay which would be available to such person pursuant to Buyer's severance policy as of the Closing Date, a copy of which has been provided to Seller, and (vi) the performance by Buyer of its obligations pursuant to Section 8.10. Nothing contained in this Section 7.2(c) shall abrogate or nullify the indemnification given by Seller to the Buyer Parties under Section 7.2(a).

          (d) If a party hereto seeks indemnification under this Section 7.2, such party (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 7.2, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party, if it so elects, shall assume and control the defense thereof (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all necessary expenses. If the Indemnifying Party elects to assume and control the defense, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or
(ii) the Indemnifying Party has failed to assume the defense and employ counsel, in which case the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnifying Party. If the Indemnifying Party elects to assume and control the defense, the Indemnifying Party shall be entitled to settle or compromise any such action or proceeding, provided, however, such settlement or compromise shall be effected only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, further however, that if the Indemnified Party rejects a settlement that would have included a complete release of the Indemnified Party from any further liability without any admission on the part of the Indemnified Party of any wrongdoing, negligence, or liability whatsoever and would not have required the Indemnified Party to perform or refrain from any action in the future, its right to indemnification from the Indemnifying Party shall be limited to the amount that would have been payable by the Indemnifying Party under such settlement or compromise.

          (e) If the Indemnified Party controls the defense, the Indemnified Party shall be entitled to settle or compromise any such action or proceeding; provided, however, that such a settlement or compromise which involves the payment of money damages shall be effected only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and provided, further, however that if the Indemnifying Party rejects a settlement and such action or proceeding is subsequently settled or a judgment is rendered with respect thereto for an amount which exceeds the amount of the settlement rejected by the Indemnifying Party, then the Indemnifying Party shall be obligated to pay the full amount of such excess, in addition to its other obligations under this Agreement.

          (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the parties reasonably agree that there is a reasonable basis for such claim or a final result, determination, finding and/or award is made pursuant to the terms of Section 7.4 below.

          (g) Any indemnification payments paid under this Section 7.2 will be considered an adjustment to the Purchase Price.

          (h) Subject to the terms and conditions set forth in this Section 7.2, in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement, Buyer or Seller, as the case may be, may, following final determination of the amount of the Losses sustained as a result thereof pursuant to Section 7.4(e) or upon mutual agreement between Buyer and Seller as to the appropriate amount of the Losses sustained as a result thereof, setoff all or any portion of the Losses which such party suffers, sustains or becomes subject to as a result of such breach against any amounts due or to become due to Seller or Buyer (or their respective successors), as the case may be, whether pursuant to this Agreement or otherwise.

          7.3 GENERAL QUALIFICATIONS ON INDEMNIFICATION. Notwithstanding any provision of this Article VII to the contrary, the right of any Indemnified Party to indemnification from the Indemnifying Party shall be subject to the following:

          (a) The liability of an Indemnifying Party with respect to any indemnification claim shall be reduced by the amount of any tax benefit actually realized or received by the Indemnified Party as a result of any Loss upon which such claim is based, and shall include any tax detriment actually suffered by the Indemnified Party as a result of such Loss. The amount of such tax benefit or detriment shall be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Loss.

          (b) A Loss shall include actual damages only and shall not include any special, punitive, consequential or multiplied damages, or lost profits, except to the extent the same are included in a third party judgment against or settlement with the Indemnified Party.

          (c) Upon payment in full of any indemnification claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any person or entity with respect to the subject matter of such indemnification claim.

          7.4  ARBITRATION PROCEDURE.

          (a) Except as otherwise expressly provided herein, any dispute or controversy arising under or in connection with Section 7.2 or 7.3 will be settled by arbitration in Atlanta, Georgia.

          (b) Whenever an arbitrable dispute arises, Buyer and Seller will use their best efforts to agree upon an independent third-party arbitrator within 14 days with due regard in the selection process for the nature of the dispute and the circumstances surrounding same. In the event the parties are unable to agree on the selection of such an arbitrator, either party may then proceed in accordance with the rules and procedures of the American Arbitration Association ("AAA") then in effect.

          (c) Buyer and Seller agree that any dispute or controversy that is to be arbitrated shall be arbitrated in accordance with AAA rules and procedures then in effect, and discovery in the nature of that allowed under the rules and procedures of the AAA then in effect will be afforded each party, and any dispute with respect to such discovery shall also be settled by the arbitrator.

          (d) The costs of arbitration shall be allocated by the arbitrator, having due regard for the nature of the dispute, the contentions of the parties and his or her decision on the merits of the dispute.

          (e) Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          7.5 REMEDIES. Notwithstanding the provisions of Section 7.4 hereof regarding the requirements of using the arbitration procedure set forth therein for resolving and remedying claims for money damages arising out of the provisions of Section 7.2, Buyer and Seller each have and retain all equitable rights and remedies existing in their favor including, without limitation, any actions for specific performance and/or injunctive or other equitable relief. Except for equitable remedies, and except in the case of common law fraud, the indemnification set forth in this Article VII shall be the exclusive remedies of the Buyer Parties and Seller Parties for any misrepresentations, breaches of any representations or warranties or the non-fulfillment or failure to perform any covenant or agreement contained in this Agreement; provided, that recision shall be available only in the case of common law fraud.

                                   ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ----------------------

          8.1  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

          (a) Employees. As of the Closing Date, Buyer shall offer employment to all of the employees of Seller assigned to the Business as of the Closing Date other than any person on long term disability as of such date. Notwithstanding the preceding sentence, Buyer and Seller agree and acknowledge that Buyer has no obligation to offer employment to any of the employees of Bio-Lab which have been performing services for Seller, including those listed on
Schedule 8.1 attached hereto. Such offers of employment shall be for compensation and benefits which are substantially comparable in the aggregate to that provided by Seller immediately prior to the Closing Date. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as "Transferred Employees." Buyer has advised Seller that the Transferred Employees will not participate in any profit sharing program of Buyer for 1996, but shall be eligible to participate in such programs thereafter, and, for purposes of determining length of service, shall receive credit for the term of their employment with Seller. The inability of the Transferred Employees to participate in any profit sharing program of Buyer for 1996 shall not be considered in determining whether Buyer's offers of employment are for compensation and benefits which are "substantially comparable in the aggregate" to that provided by Seller immediately prior to the Closing Date.

          (b) Benefit Liabilities. Unless otherwise specifically set forth herein to the contrary, Seller shall retain and be fully responsible for (i) all liabilities, obligations and commitments relating to all wages, salaries, bonuses and other forms of compensation and related expenses incurred or accrued before the Closing Date and (ii) all employee benefits incurred or accrued under any and all plans, programs or arrangements maintained or contributed to by Seller or any Affiliate before the Closing Date. Buyer shall be fully responsible for all such liabilities, obligations and commitments and employee benefits with respect to the Transferred Employees under Buyer's plans, programs and arrangements for the period on or after the Closing Date.

          (b) Benefit Plans. Effective as of the Closing Date, the Transferred Employees shall cease to be covered under the employee benefit plans of Seller, and shall participate under the employee benefit plans maintained or established by Buyer. Buyer shall not be liable for any acts of Seller or its employees or agents with respect to any employee benefit plan maintained by Seller. Seller shall not be responsible for any acts of Buyer or its employees or agents with respect to any employee benefit plan maintained by Buyer after the Closing.

          (c) 401(k) Plan. With respect to The B-L Network, Inc. 401(k) Savings Plan (the "Savings Plan"), Seller agrees that it shall be solely responsible to the Transferred Employees with respect to benefits accrued thereunder as of the Closing Date. To the extent required under the Savings Plan, Seller shall contribute to the Savings Plan, in accordance with the terms of said plan, all amounts attributable to the Transferred Employees which are owed to or under the Savings Plan as of the Closing Date. Seller shall permit the Transferred Employees to elect a distribution of their account balance from the Savings Plan in accordance with the requirements of Section 401(k)(10) of the Code and the terms of such plan, and shall permit the Transferred Employees to rollover any loan balance outstanding as of the Closing Date under the Savings Plan to the savings plan maintained by Buyer.

          (d) Compensation. Seller shall pay to its employees promptly following the Closing all wages, salaries and accrued vacation pay, for all periods up to the Closing Date, shall pay all payroll taxes with respect to all amounts due to Seller's employees for all periods up to the Closing Date and shall provide fringe benefits to Seller's employees up to the Closing Date in accordance with Seller's established policies and procedures.

          8.2 PRESS RELEASES AND ANNOUNCEMENTS. Buyer, Seller and Bio-Lab shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this Agreement or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation except which any party hereto in good faith believes is required by law or applicable regulations or requirements of the New York Stock Exchange or the NASDAQ Stock Market (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure). Prior to the Closing, all other announcements to the employees, customers or suppliers of Seller will be prepared by Seller in consultation with Buyer and will be issued by Seller in accordance with past custom and practice, except any public disclosure which any party hereto in good faith believes is required by law or regulation (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure). After the Closing Date, no other announcements to the employees, customers or suppliers of the Business will be issued without Buyer's consent.

          8.3 FURTHER AGREEMENTS AND TRANSFERS. Seller will execute and deliver such further instruments of conveyance and transfer and take such additional action as may be necessary to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets and any other transactions contemplated hereby. Seller will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets.

          8.4 CHANGE OF NAME. As of the Closing and at all times thereafter, neither Seller nor Bio-Lab shall use or permit any other business to use the name "The B-L Network" or any names or titles confusingly similar to such names. As of the Closing, Seller will amend its certificate of incorporation to change its name to a name substantially dissimilar to "The B-L Network, Inc." and thereafter shall not use any names or titles similar to such name. Buyer and Seller agree that "Bio-Lab" is not confusingly similar to the name "The B-L Network."

          8.5 TAX MATTERS. The following provisions will govern the allocation of responsibility as between Buyer and Seller for certain Tax matters following the Closing Date:

          (a) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (i) shall be borne by Buyer or Seller in accordance with local law; and (ii) shall be paid by Buyer or Seller, as applicable, when due. Buyer or Seller, as applicable, will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the non-paying party will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) Allocation of Purchase Price. Each of Buyer and Seller shall allocate the Purchase Price among the Purchased Assets pursuant to Section 1060 of the Code in accordance with the fair market values of the assets. Each of Buyer and Seller shall file Internal Revenue Service Form 8594 in a timely manner.

          (c) Cooperation on Tax Matters. Buyer and Seller shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, preparation and filing of Tax Returns or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records.

          8.6 TRANSITION ASSISTANCE. Subject to Seller's rights to collect Accounts Receivable as set forth in Section 8.10, neither Seller nor Buyer will in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with Seller prior to the Closing Date or with Buyer after the Closing Date as were maintained with Seller prior to and at the date of this Agreement.

          8.7  INVESTIGATION AND CONFIDENTIALITY.

          (a) Prior to the Closing Date, Buyer may make or cause to be made such investigation of Seller and the Purchased Assets as it deems necessary or advisable to familiarize itself therewith. Seller will, and will cause its officers, directors, employees and agents (including attorneys and accountants) ("Seller's Agents") to permit Buyer and its employees, agents, environmental consultants, accounting and legal representatives and other representatives, and potential lenders (and such lenders' audit staff) and their representatives to have full and complete access (in a manner which does not materially disrupt the Business) at all reasonable times, to the Business' facilities and to such Seller's books, records, invoices, contracts, leases, personnel, independent accountants, property, facilities, equipment and other data and information that Seller may legally provide. Seller will, and will cause the Seller's Agents to permit Buyer to inspect any of the Purchased Assets and to discuss the affairs, finances and accounts of Seller with the directors, officers, independent accountants, key employees, key customers, key sales representatives and key suppliers of Seller.

          (b) (i) If the transactions contemplated by this Agreement are consummated, Seller agrees to use its best efforts to maintain the confidentiality of all proprietary and other non-public information regarding the Business for a period of 5 years from the Closing Date, except as required to file tax returns and as required by law, and to turn over to Buyer at the Closing copies of all such materials they have in its possession which constitute Purchased Assets. In the event of the breach of any of the provisions of this Section 8.7, the non-breaching party, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief (without the posting of bond or other security) in order to enforce or prevent any violations of the provisions hereof.

          (ii) In the event that Seller reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 8.7(b), Seller will (A) provide Buyer with prompt notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (B) cooperate with Buyer in attempting to obtain such order or assurance. The provisions of this Section 8.7 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable party bound hereunder or its Affiliates.

          8.8 EXPENSES. Buyer and Seller will each pay all of their own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby and the performance of its or their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (whether consummated or not).

          8.9 WAIVER OF COMPLIANCE WITH BULK SALES LAWS. Buyer hereby waives compliance by Seller with the requirements of any bulk sales or transfers laws of any jurisdiction in connection with the sale of the Purchased Assets to Buyer (if and to the extent such laws are applicable to such sale); provided that such waiver shall not affect the obligation of Seller under Section 7.2 to indemnify Buyer and hold Buyer harmless from and against any Losses which Buyer may suffer, sustain or become subject to as a result of the assertion or recovery against Buyer of the Excluded Liabilities set forth in Section 1.1(d) hereof.

          8.10 COLLECTION OF ACCOUNTS RECEIVABLE.

          (a) Beginning on the Closing Date and ending 60 days thereafter (the "Seller Collection Period"), Seller agrees to use commercially reasonable efforts to collect the accounts and notes receivable and other evidence of indebtedness and rights to receive payments arising out of sales occurring in the conduct of the Business on and after the Closing Date ("Post-Closing Accounts Receivable") on behalf of Buyer. In addition, during the Seller Collection Period, Seller shall be responsible for collecting all accounts and notes receivable and other evidence of indebtedness and rights to receive payments arising out of sales occurring in the conduct of the Business prior to the Closing Date ("Pre-Closing Accounts Receivable" and, together with the Post-Closing Accounts Receivable, "Accounts Receivable"). During the Seller Collection Period, Seller shall maintain ownership of and control over the various lockboxes used by Seller for the Business (the "Lockboxes"). With respect to each week of the Seller Collection Period, Seller shall, by Wednesday of the following week, (i) deliver to Buyer a detailed schedule setting forth the outstanding Accounts Receivable, including those outstanding for more than 60 days after their invoice date, and the amounts collected during such week with respect to such Accounts Receivable, and (ii) remit to Buyer any funds collected by Seller on behalf of Buyer with respect to Post-Closing Accounts Receivable. During the Seller Collection Period, Seller shall provide Buyer with written notice of any disputes relating to Accounts Receivable. Buyer shall have sole responsibility to resolve any such disputes involving Post-Closing Accounts Receivable. Seller shall not be required to retain a collection agency, bring any suit, employ any other third party collection methods or take any other action out of the ordinary course of business to collect any of the Post-Closing Accounts Receivable. After the termination of the Seller Collection Period, Seller shall have no responsibility for the collection of Post-Closing Accounts Receivable on behalf of Buyer or otherwise. In the event that after the termination of the Seller Collection Period Seller shall receive any remittance from or on behalf of any account debtor with respect to any Post-Closing Account Receivable, Seller shall endorse such remittance to the order of Buyer and forward same to Buyer promptly upon receipt thereof.

          (b) The "Buyer Collection Period" shall begin upon the termination of the Seller Collection Period and terminate on March 31, 1997; provided that Seller may terminate the Buyer Collection Period upon written notice (i) at any time after December 31, 1996 or (ii) at any time that it has determined (based upon data provided to Buyer) that for a period of 30 consecutive days the rate at which Buyer has received payment on outstanding Pre-Closing Accounts Receivable is materially less than the collection rate historically achieved by Seller for similar time periods. Seller shall take all actions necessary or desirable to transfer the ownership and control of the Lockboxes to Buyer effective as of the first day of the Buyer Collection Period. During the Buyer Collection Period, Buyer agrees to use commercially reasonable efforts to collect the Pre-Closing Accounts Receivable on behalf of Seller. With respect to each week of the Buyer Collection Period, Buyer shall, by Wednesday of the following week, (i) deliver to Seller a detailed schedule setting forth the outstanding Pre-Closing Accounts Receivable, including those outstanding for more than 60 days after their invoice date, and the amounts collected during such week with respect to such Pre-Closing Accounts Receivable, and (ii) remit to Seller any funds collected by Buyer on behalf of Seller with respect to Pre-Closing Accounts Receivable. Buyer shall provide Seller with written notice of any bona fide dispute involving an amount in excess of $1,000. Buyer shall use reasonable efforts to resolve any bona fide disputes between an account debtor and Seller regarding Pre-Closing Accounts Receivable of such account debtor; provided that Buyer shall not be required to incur any costs in resolving such disputes relating to Pre-Closing Accounts Receivables. Buyer shall not be required to retain a collection agency, bring any suit, employ any other third party collection methods or take any other action out of the ordinary course of business to collect any of the Pre-Closing Accounts Receivable. Notwithstanding anything in Section 8.10(c) to the contrary, if Buyer is unable to resolve any such bona fide dispute to Seller's reasonable satisfaction within 60 days of the date such dispute arose, Seller shall have the right to resolve such dispute. After the termination of the Buyer Collection Period, Buyer shall have no responsibility for the collection of Pre-Closing Accounts Receivable on behalf of Seller or otherwise. In the event that after the termination of the Buyer Collection Period Buyer shall receive any remittance from or on behalf of any account debtor with respect to any Pre-Closing Account Receivable, Buyer shall endorse such remittance to the order of Seller and forward same to Seller promptly upon receipt thereof.

          (c) During the Seller Collection Period and for six months thereafter, Seller will provide Buyer with reasonable access to its books and records relating to the collection of Accounts Receivable in a manner not disruptive to Seller's business. During the Buyer Collection Period and for six months thereafter, Buyer will provide Seller with reasonable access to its books and records relating to the collection of Accounts Receivable in a manner not disruptive to Buyer's business. During the Buyer Collection Period and the Seller Collection Period, Buyer and Seller will cooperate and consult with each other regarding credit limits for slow-paying accounts or collection strategies. For the purpose of determining amounts collected by Buyer or Seller, as the case may be, with respect to the Accounts Receivable, (i) if by the amount of a payment, by specification of an account debtor or otherwise, it is clear that such payment relates to a specific invoice of Buyer or Seller, as the case may be, the payment shall be applied to that invoice and
(ii) in the absence of a bona fide dispute between an account debtor and Buyer or Seller, as the case may be, regarding receivables of such account debtor, all other payments by an account debtor shall first be applied to the oldest outstanding invoice due from that account debtor. Neither Buyer nor Seller shall take any action which could reasonably be expected to impair the other's ability to collect the Pre-Closing Accounts Receivable or Post-Closing Accounts Receivable, as the case may be, without the written consent of other.

          (d) As compensation for Seller's collection services described in paragraph (a) above, Seller shall be entitled to a fee with respect to each week during the Seller Collection Period equal to its costs of collecting the Accounts Receivable during such week (including its actual costs for personnel (including allocated payroll taxes and fringe benefits), out-of-pocket expenses and reasonably allocable overhead cost) multiplied by a fraction, the numerator of which shall equal the amount of Post-Closing Accounts Receivable collected by Seller during such week and the denominator of which shall equal the amount of Accounts Receivable collected by Seller during such week. Seller shall be entitled to withhold such fee from any remittance paid to Seller pursuant to paragraph (a) above. As compensation for Buyer's collection services described in paragraph (b) above, Buyer will be entitled to a fee equal to 0.25% of the Pre-Closing Accounts Receivable actually collected by Buyer. Buyer shall be entitled to withhold such fee from any remittance paid to Seller pursuant to paragraph (b) above.

          8.11  PRORATIONS.

          (a) The expenses and obligations set forth below shall be prorated as of 11:59 p.m. on the business day immediately preceding the Closing Date, with Seller being responsible for that portion arising prior thereto and Buyer being responsible for that portion arising subsequent thereto:

          (i) all governmental license, permit or franchise fees and all other fees, royalties, rentals or charges, not delinquent, paid or payable under any contracts shall be prorated on the basis of the number of days of the relevant fiscal or other time period which have elapsed through the Closing Date;

          (ii) all real property taxes, personal property taxes, ad valorem obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Purchased Assets (if any) shall be prorated on the basis of the number of days of the relevant Tax year or period which have elapsed through the Closing Date; and

          (iii) all charges and rents for utilities (including without limitation, electricity, fuel, water, sanitation and garbage disposal) and other services and goods furnished to, or in connection with, the operation of the Business shall be prorated on the basis of the number of days of the relevant time period which have elapsed through the Closing Date; provided that no deposits or prepaid amounts shall be prorated, but shall be included in the Purchased Assets.

          (b) Seller shall use commercially reasonable efforts to cause all utility billings of Seller to be closed and billed by the respective utility companies as of the Closing Date in order that utility charges may be separately billed for the period prior to the Closing Date and the period after the Closing Date. In the event any such utility charges are not separately billed, they shall be prorated, presuming that such charges were uniformly incurred during the billing period in question.

          (c) If any item described in this Section 8.11 cannot be prorated, adjusted or determined as of the Closing Date, then it shall be separately prorated, adjusted and determined as soon as possible thereafter with payment of an amount equal to the amount charged against any party being paid by such party to any other party by check within five (5) days after determination of the charge.

          8.12 FINANCIAL INFORMATION. Seller understands that as a reporting company under the Securities Exchange Act of 1934, as amended (the "Securities Act"), Buyer will be required to file an 8-K (the "8-K") with the Securities and Exchange Commission ("SEC") following the Closing in connection with consummation of the transactions contemplated hereunder, which 8-K will be required to include financial statements of Seller prepared in accordance with Regulation S-X of the Securities Act ("Regulation S-X"), for the periods required by Regulation S-X (the "S-X Financial Statements"). Accordingly, Seller shall make available to Buyer and Buyer's auditors Seller's books and records and auditors (and their work papers) at Buyer's expense to assist Buyer in preparation of the S-X Financial Statements.

          8.13 GUARANTEES.

          (a) Bio-Lab hereby guaranties the payment and performance of the obligations of Seller under this Agreement and each of the other agreements and instruments referred to herein. The obligations of Bio-Lab under this Section 8.13(a) are absolute and unconditional, irrespective of any substitution, release or exchange of any other guarantee of or security for any of the obligations of Seller under this Agreement or any other agreement or instrument referred to herein, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Bio-Lab hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Buyer exhaust any right, power or remedy or proceed against Seller under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the obligations of Seller under this Agreement or any other agreement or instrument referred to herein.

          (b) SCP Pool hereby guaranties the payment and performance of the obligations of Buyer under this Agreement and each of the other agreements and instruments referred to herein. The obligations of SCP Pool under this Section 8.13(b) are absolute and unconditional, irrespective of any substitution, release or exchange of any other guarantee of or security for any of the obligations of Buyer under this Agreement or any other agreement or instrument referred to herein, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. SCP Pool hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Seller exhaust any right, power or remedy or proceed against Buyer under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the obligations of Buyer under this Agreement or any other agreement or instrument referred to herein.

          8.14 UNDERGROUND STORAGE TANKS. Seller shall be responsible for and indemnify Buyer from and against, all liabilities and obligations related to any underground storage tanks located at 1916 E. McDowell Road, Phoenix, Arizona ("Phoenix Facility"), including without limitation, removal of any such tanks, and any associated release reporting, release response, and remedial actions. Seller shall, at Seller's sole cost and expense, conduct the following actions through a nationally recognized environmental consulting firm reasonably satisfactory to Buyer:

          (a) Within 30 days after the Closing Date, use diligent efforts to determine if any such tanks are present.

          (b) Within 30 days after locating any tanks, submit all notifications to governmental agencies in order to obtain the required approvals to remove such tanks.

          (c) Within 60 days after receiving all approvals requested pursuant to subsection (b), remove and properly dispose of any such tank, sample for the presence of a release where contamination is most likely to be present, fill and regrade any affected areas.

          (d) Promptly conduct such remedial actions and other actions required by the Arizona Department of Environmental Quality ("DEQ") or any other governmental agency.

          (e) Promptly upon the completion of all field work, prepare a closure report documenting in reasonable detail the actions taken to address any tanks and remediate releases, if any. Seller shall provide Buyer with a copy of such report.

          (f) Promptly upon the completion of all field work, submit all relevant data to DEQ and use commercially reasonable efforts to obtain from DEQ a final closure letter indicating that no further action is required in connection with any tanks. Seller shall provide Buyer with a copy of such letter.

Upon reasonable advance notice by Seller, Buyer shall grant Seller reasonable access to the Phoenix Facility for the purpose of addressing any such tanks. In addressing any such tanks, Seller shall ensure that all actions are conducted in compliance with all applicable Environmental and Safety Requirements and do not unreasonably interfere with Buyer's operations at the Phoenix Facility. All actions by Seller to address any such tanks shall be subject to Buyer's approval, provided that such approval shall not be unreasonably withheld. Seller shall, at its expense, promptly restore any property that is altered or damaged as a result of addressing any such tanks. Seller shall, at its expense, promptly and properly dispose of any and all soil, groundwater, decontamination water, samples, waste or other material generated in connection with addressing any such tanks. Seller shall keep Buyer reasonably apprised of material facts and events related to the tank. In particular, Seller shall: (i) provide Buyer with reasonable advance notice regarding any meetings between

Seller and DEQ or any other governmental agency regarding this matter; (ii) provide Buyer with copies of letters and notices it receives from DEQ or any other governmental agency regarding this matter; and (iii) provide Buyer with drafts of any material submittals to DEQ or any other governmental agency regarding this matter, including reports, analytical data, letters, or other documents, allow Buyer to comment on such draft submittals, reasonably address such comments, and provide Buyer with copies of the final submittals.

          8.15 CUSTOMER REBATES. Within 45 days after the end of each customer's Program Period, Buyer shall deliver to Seller a statement (the "Buyer's Rebate Statement") setting forth (a) the amount of sales on and after the Closing Date by the Business to such customer during such customer's Program Period (together with Seller's Pre-Closing Sales, such customer's "Annual Customer Sales"), (b) the total amount of rebates owed to such customer with respect to its Annual Customer Sales (such customer's "Annual Customer Rebate"), and (c) Seller's pro rata portion of such customer's Annual Customer Rebate (with respect to each such customer, "Seller's Rebate Obligation"), which shall equal the product of
(i) such customer's Annual Customer Rebate and (ii) a fraction, the numerator of which shall equal such customer's Seller's Pre-Closing Sales and the denominator of which shall equal such customer's Annual Customer Sales. Any disputes regarding the determination of any Seller's Pre-Closing Sales or the determinations set forth in any Buyer's Rebate Statement shall be settled in accordance with the procedures set forth in Section 1.3(c), (d), (e) and (g). Within 3 days after Buyer's delivery of each Buyer's Rebate Statement for which there is no dispute, or, if Seller disputes such Buyer's Rebate Statement, within 3 days of the final resolution of such dispute pursuant to the preceding sentence, Seller shall pay to Buyer an amount equal to the Seller's Rebate Obligation by wire transfer of immediately available funds to an account designated by Buyer.

          8.16 PETTY CASH. Within 30 days after the Closing Date, Buyer shall deliver to Seller (i) a certified statement setting forth the aggregate amount of petty cash and cash-on-hand located at each of the Real Property sites as of the close of business on the business day immediately preceding the Closing Date (the "Petty Cash Amount") and (ii) Buyer shall pay to Seller the Petty Cash Amount. Seller covenants and agrees that on the Closing Date there shall be petty cash and cash-on-hand at each of the Real Property sites in an amount sufficient to operate the Business at each of such sites in accordance with past practice.

              8.17 STA-RITE. During the period beginning on January 1, 1996 and ending on the Closing Date, Seller has purchased and/or ordered from Sta-Rite Industries, Inc. ("Sta-Rite") $9,100,564 of inventory. Seller has paid all amounts owed in connection with such purchases or orders in accordance with Sta-Rite's applicable terms and will pay any remaining amounts due in connection with such purchases or orders in accordance with Sta-Rite's applicable terms..

                                  ARTICLE IX

                                 MISCELLANEOUS
                                --------------

          9.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by Buyer and Seller. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

          9.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, delivered by express courier service or telecopied. Notices, demands and communications to Seller and Buyer will, unless another address is specified in writing, be sent to the address indicated below:

           Notices to Seller and Bio-Lab:
           -----------------------------

           The B-L Network, Inc.
           Bio-Lab, Inc.
           627 E. College Avenue
           Decatur, Georgia  30030
           Attention:  Larry Bloom, President
           Telecopy:  (404) 370-7499

           with a copy to:
           --------------

           Great Lakes Chemical Corporation
           Post Office Box 2200
           One Great Lakes Boulevard
           West Lafayette, Indiana  47906
           Attention:  Louis T. Bolognini
           Telecopy:  (317) 497-6123

               and to

           Smith, Gambrell & Russell
           3343 Peachtree Road, N.E.
           Suite 1800
           Atlanta, Georgia  30326
           Attention:  Robert I. Paller
           Telecopy:  (404) 264-2652

          Notices to Buyer and SCP Pool:
          -----------------------------

          South Central Pool Supply, Inc.
          128 Northpark Boulevard
          Covington, Louisiana 70433-5077
          Attention:  W.B. Sexton
          Telecopy:  (504) 892-1657

          with a copy to:
          --------------

          Code, Hennessy & Simmons, Inc.
          Suite 3175
          10 South Wacker Drive
          Chicago, Illinois  60606
          Attention:  Peter M. Gotsch
          Telecopy:  (312) 876-3884

              and to

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  Stephen L. Ritchie
          Telecopy:  (312) 861-2200

          9.9  BINDING AGREEMENT; ASSIGNMENT.

          (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including all successors and assigns in the event of a liquidation or dissolution of Buyer or Seller), except that neither this Agreement nor any of the rights, interests or obligations hereunder may be signed or delegated by Buyer or Seller without the prior written consent of the other party, which shall not be unreasonably withheld.

        (b) Buyer may assign its rights under this Agreement (including its right to indemnification) for collateral security purposes to any of its lenders providing financing for the transactions contemplated hereby and all extensions, renewals, replacements, refinancings and refundings thereof in whole or in part; provided, however, that in the absence of any default under any agreement relating to such financing, such lenders shall not be entitled to exercise any of Buyer's rights or remedies hereunder.

          9.4 SEVERABILITY. Whenever possible, each provision of this Agreement be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          9.5 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term "including" as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term of provision contained herein.

          9.6 CAPTIONS AND HEADINGS. The captions and headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

          9.7 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, and the agreements and instruments referred to herein and therein and the other written agreements entered into contemporaneously herewith contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          9.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

          9.9 GOVERNING LAW. THE LAW OF THE STATE OF GEORGIA SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF GEORGIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF GEORGIA.

          9.10 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                                   ARTICLE X

                              CERTAIN DEFINITIONS
                             --------------------

          For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Agreement" means this Agreement and the schedules attached hereto.

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

           "Code" means the Internal Revenue Code of 1986, as amended.
            ----

           "GAAP" means generally accepted accounting principles, consistently applied.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "knowledge" means, with respect to Seller, the actual knowledge of any officer of Seller or any of Seller's branch managers.

          "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables of Seller with recourse against Seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to Seller under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business); provided that Liens shall not include any Permitted Encumbrance.

          "Permitted Encumbrances" means (a) statutory liens for current taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Seller and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Business; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Owned Real Property which are not violated by the current use and operation of the Owned Real Property; and (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Owned Real Property which do not materially impair the occupancy or use of the Owned Real Property for the purposes for which it is currently used in connection with the Business.

          "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Tax" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of Seller for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of Seller for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person;

          "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                              *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        SOUTH CENTRAL POOL SUPPLY, INC.


                                        /s/ Wilson B. Sexton
                                        -------------------------------
                                        By: Wilson B. Sexton
                                        Its: Chairman


                                        SCP POOL CORPORATION


                                        /s/ Wilson B. Sexton
                                        -------------------------------
                                        By: Wilson B. Sexton
                                        Its: Chairman


                                        THE B-L NETWORK, INC.


                                        /s/ Larry J. Bloom
                                        -------------------------------
                                        By: Larry J. Bloom
                                        Its: President


                                        BIO-LAB, INC.


                                        /s/ Larry J. Bloom
                                        -------------------------------
                                        By: Larry J. Bloom
                                        Its: President

                               LIST OF SCHEDULES
                               -----------------


Schedule 1.1(b)(ii)  -     Excluded Assets

Schedule 1.1(b)(iii) -     Excluded Contracts

Schedule 1.1(c)      -     Customer Rebates

Schedule 1.1(d)      -     Environmental Liabilities

Schedule 1.2(c)      -     Fixed Assets

Schedule 2.1(i)      -     Designated Leased Property

Schedule 4.1         -     Qualification/Incorporation

Schedule 4.3         -     Investments

Schedule 4.4         -     Conflicts

Schedule 4.5         -     Financial Statements

Schedule 4.6         -     Undisclosed Liabilities

Schedule 4.7         -     Developments

Schedule 4.8         -     Title to Properties

Schedule 4.8(a)      -     Owned Real Property

Schedule 4.8(b)      -     Leased Real Property

Schedule 4.8(e)      -     Condition of Purchased Assets

Schedule 4.9         -     Environmental and Safety Matters

Schedule 4.11        -     Contracts

Schedule 4.12        -     Proprietary Rights

Schedule 4.13        -     Litigation

Schedule 4.15        -     Governmental Licenses, Permits and Consents

Schedule 4.17        -     Employee Benefit Matters

Schedule 4.18        -     Affiliate Transactions

Schedule 4.19        -     Compliance with Law

Schedule 4.20        -     Seller's Inventory Accounting Practices

Schedule 8.1         -     Bio-Lab Employees

                               LIST OF EXHIBITS
                               ----------------


Exhibit A              -   Fixed Asset Notes


Exhibit B              -   Inventory Notes


Exhibit C-1 and C-2    -   Chemical Supply Agreements


Exhibit D              -   Noncompete Agreements


Exhibit E              -   Alliance Purchase Agreement


Exhibit F              -   Transition Services Agreement


Exhibit G              -   Estoppel Letters


Exhibit H              -   Landlord Agreement


Exhibit I              -   Seller's Certificate


Exhibit J              -   Intercreditor Agreement


Exhibit K-1 and K-2    -   Security Agreements


Exhibit L              -   Buyer's Certificate